UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2019

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Board of Directors (the “Board”) of Majesco appointed Wayne Locke as Chief Financial Officer of Majesco in replacement of Farid Kazani effective as of April 8, 2019 (the “Effective Date”). Mr. Kazani will continue in his functions as Managing Director of Majesco Limited.

Since August 2017, Wayne Locke has served as a Senior Director at Capgemini providing financial and operational consulting services to insurance organizations. Prior to that he was the President of WEL Consulting, LLC, a financial operations firm providing interim chief financial officer services. From 2006 until 2014, Mr. Locke served as a Partner in the Consulting Practices of Mazars LLP and SMART Consulting Business Advisory, full-service advisory and consulting platforms, offering innovative financial and operational solutions for large and middle market organizations. From 2003 until 2006, Mr. Locke served as the Vice President Finance for the Administrative Reinsurance Division of Swiss Re Life & Health America Corp., a company engaged in life and health insurance and reinsurance. Mr. Locke also previously served as the Chief Financial Officer of the Bankmark Division of Mellon Investor Services Corp.; Controller of the Financial Guarantee Insurance Company (Division of GE Capital); Manager, Consulting Group at Deloitte Consulting Group, LLP; Manager, Corporate Internal Audit at AIG; and as an Audit Senior at RSM. Mr. Locke is a CPA in the state of New York, and he received his MBA in Finance from Baruch College, City University of New York and BS in Accounting from Brooklyn College, City University of New York.

On April 4, 2019, Majesco entered into an employment agreement with Mr. Locke that becomes effective on the Effective Date pursuant to which Mr. Locke will serve as Chief Financial Officer of Majesco (the “Employment Agreement”).

Pursuant to the terms of the Employment Agreement, Mr. Locke will (i) receive an annual base salary of $290,000 and (ii) be eligible to receive an annual bonus of up to 50% of his then base salary, which bonus (which can be higher or lower than the target bonus) will be determined by the Board or the Compensation Committee based upon the achievement of certain performance goals to be established by the Board (or Compensation Committee). Initially, Mr. Locke will receive $36,250 of his 2019 fiscal year annual bonus after Mr. Locke has completed six months of employment with Majesco, which amount will reduce his final 2019 fiscal year annual bonus. In addition, Mr. Locke will receive 45,000 restricted stock units (“RSUs”) under the Majesco 2015 Equity Incentive Plan or any successor plan on the Effective Date or as soon thereafter as reasonably practicable. The RSUs will vest ratably over a period of three years following grant, with the first installment vesting on the first anniversary of the Effective Date. Mr. Locke will also be entitled to participate in benefit plans in effect for senior executives, along with vacation, sick and holiday pay in accordance with Majesco’s policies established and in effect from time to time.

Pursuant to the terms of the Employment Agreement, Majesco may terminate Mr. Locke’s employment at any time Without Cause (as defined in the Employment Agreement) on two weeks prior notice or with Cause (as defined in the Employment Agreement), and Mr. Locke may terminate his employment at any time by providing two weeks prior notice. In the event that Mr. Locke’s employment is terminated by Majesco Without Cause, Mr. Locke will receive a lump sum payment equal to six months of his then base salary and the pro-rated portion of any annual bonus Mr. Locke may be entitled to (the “Severance Payment”) subject to execution of a release of claims. In the event that Mr. Locke’s employment is terminated for a Change of Control (as defined in the Employment Agreement) or Mr. Locke terminates his employment for Good Reason (as defined in the Employment Agreement) as a result of a Change of Control, Mr. Locke will receive the Severance Payment. In addition, in such cases of termination in relation to a Change of Control, the vesting of all his all equity awards will be accelerated (except if he is terminated for Cause).

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Mr. Locke and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Locke and any other persons pursuant to which Mr. Locke was appointed an executive officer of the Company. There are no related party transactions involving either Mr. Locke that are reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 8, 2019, Majesco issued a press release announcing the appointment of Wayne Locke as Chief Financial Officer of Majesco. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished in this section of this Item 7.01 on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.

10.1+	Employment Agreement between Majesco and Wayne Locke dated April 4, 2019
99.1	Press release dated April 8, 2019

+	Denotes a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

	By:	/s/ Adam Elster
Adam Elster, Chief Executive Officer

Date: April 8, 2019